UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 11, 2008
(Date of earliest event reported)
POSSIS MEDICAL, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-944

Minnesota (State or other jurisdiction of incorporation)	41-0783184 (IRS Employer Identification No.)
9055 Evergreen Boulevard NW
Minneapolis, Minnesota 55433-8003
(Address of principal executive offices, including zip code)
(763) 780-4555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.
Merger Agreement
     On February 11, 2008, MEDRAD, Inc. (“MEDRAD”), Phoenix Acquisition Corp. (“Phoenix”), and Possis Medical, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, MEDRAD will commence a tender offer (the “Offer”) to acquire all the outstanding shares of common stock of the Company (the “Shares”) at a price of $19.50 per Share, net to the seller without interest (the “Offer Price”) as promptly as reasonably practicable (and in any event within 10 business days of the date of the Merger Agreement).
     Under the Merger Agreement, after completion of the Offer and the satisfaction or waiver of certain conditions, including, if required, a vote of the Company’s shareholders, Phoenix will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned subsidiary of MEDRAD. At the effective time of the Merger (the “Effective Time”), each outstanding Share, other than Shares owned by MEDRAD or its subsidiaries immediately prior to the Effective Time, will automatically be canceled and will cease to exist and will be converted into the right to receive the Offer Price, on the terms and subject to the conditions set forth in the Merger Agreement. The Merger Agreement provides that all awards of restricted Common Stock granted under the Company’s equity based compensation plans (the “Stock Plans”) shall vest in full immediately prior to the Effective Time and receive an amount in cash equal to the Offer Price at the Effective Time. In addition, each option to purchase Common Stock granted by the Company under the Stock Plans that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be canceled and the holder of each option shall be entitled to receive an amount in cash equal to the product of the excess, if any, of the Offer Price over the exercise price per Share of such option, multiplied by the total number of Shares subject to such option.
     The Offer is not subject to a financing condition. However, the obligation of MEDRAD to effect the Offer is subject to the satisfaction of a number of closing conditions set forth in the Merger Agreement, including among others, that at least two-thirds of all outstanding Shares on a fully diluted basis shall have been validly tendered and not withdrawn, as well as the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and applicable equivalent foreign laws. In connection with, and simultaneously with the execution of the Merger Agreement, certain directors and executive officers of the Company, who beneficially own (including shares of common stock issuable upon exercise of options that are exercisable within 60 days) approximately 11% of the Shares entered into Tender and Support Agreements, dated February 11, 2008, entered into with MEDRAD and Phoenix (the “Support Agreements”). Pursuant to, and subject to the terms and conditions of, the Support Agreements, each director and executive officer (a) agreed to tender any Shares they holds to Phoenix pursuant to the Offer, (b) agreed to vote, if necessary, such Shares in favor of the Merger and against any alternative transaction.
     Subject to the terms of the Merger Agreement, the Company has granted to Phoenix the option to purchase that number of newly issued shares of its common stock that is equal to one share more than the amount needed to give Phoenix ownership of 90% of the outstanding shares of the Company’s common stock (the “Top-Up Option”). The Top-Up Option is exercisable in the event that (a) at least 80% but less than 90% of outstanding shares are tendered in the Offer, and (b) the number of shares of the Company’s common stock issuable upon exercise of the Top-Up Option when added to the number of shares of the Company’s common stock tendered in the Offer, will exceed 90% of the outstanding shares of the Company’s common stock. However, the number of Shares subject to the Top-Up Option is limited to the number of Shares authorized and available for issuance. If the Top-Up Option is exercised by Phoenix (resulting in Phoenix owning at least 90% of the fully diluted shares of the Company’s common stock), or Phoenix otherwise acquires at least 90% of the fully diluted Shares, Phoenix will be able to effect a short-form merger under the Minnesota Business Corporation Act, subject to the terms and conditions of the Merger Agreement.
     The Company has agreed to operate its business in the ordinary course until the Merger is consummated, and to not solicit or engage in discussions with third parties regarding other proposals to acquire the Company, subject to specified exceptions. The Merger Agreement includes termination provisions for both the Company and MEDRAD and Phoenix. In connection with the termination of the Merger Agreement under specified circumstances involving acquisition proposals that are more favorable to the Company’s shareholders than the Offer or a change in the board’s recommendation of the transaction to the Company’s shareholders, the Company may be required to pay MEDRAD a termination fee of $11,100,000 plus the reasonable out-of-pocket expenses, subject to a cap of $1,500,000, incurred on behalf of MEDRAD or Phoenix in connection with the Offer.
     The foregoing summary of the Merger Agreement and the Support Agreements are qualified in their entirety by reference to the Merger Agreement and the form of Support Agreement, copies of which are attached hereto as Exhibits 2.1 and 2.2, respectively, and incorporated herein by reference.
     The Merger Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of the other parties to the Merger Agreement. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedule that the Company delivered in connection with signing the Merger Agreement. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.03.	Material Modification to Rights of Security Holders.
Amendment of the Rights Agreement
     In connection with the execution of the Merger Agreement, the Company entered into Amendment No. 1 (“Amendment No. 1”) to the Company’s Amended and Restated Rights Agreement with Wells Fargo Bank, National Association, as rights agent, dated as of December 23, 2006 (the “Rights Agreement”). The Amendment No. 1 renders the Rights Agreement inapplicable to the Merger Agreement and the transactions contemplated by the Merger Agreement. The foregoing summary is qualified in its entirety by reference to Amendment No. 1, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference. In addition, the Company’s board of directors has adopted resolutions designating the Offer and the other transactions contemplated by the Merger Agreement as a “Permitted Offer” under the Rights Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreements
     On February 10, 2008, the Company entered into an Employment Agreement with Robert G. Dutcher that is to be effective on the date that Phoenix is required to pay the offer price for any shares validly tendered pursuant to the Offer. When effective, the employment agreement requires the Company to pay all of the sums due Mr. Dutcher as a transaction bonus and as a severance payment under the Company’s change of control plan, and then provides for his continued employment for one year. During this year, Mr. Dutcher will be paid a base salary equal to $390,000 per year, plus a bonus based upon achievement of certain targets of up to $260,000. Mr. Dutcher has also agreed to provide up to one hundred hours per year of consulting services at a rate of $250.00 per hour for a period of two years following the termination of his employment under the employment agreement.
Amendments to Possis Medical, Inc. Change in Control Termination Pay Plan
     On February 10, 2008, the Company’s board of directors approved an amendment to the Company’s Change in Control Termination Pay Plan (the “Plan”). The amendments to the Plan affect the timing of certain payments that may be made under the Plan, including termination payments, gross-up payments, underpayments and legal fee and expense payments, to comply with Section 409A of the Internal Revenue Code of 1986, as amended. In addition, the board modified the events that will result in a participant’s termination triggering payments under the Plan. The foregoing summary is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
     On February 11, 2008, the Company issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of February 11, 2008, by and among MEDRAD, Inc., Phoenix Acquisition Corp. and Possis Medical, Inc.

2.2	Form of Tender and Support Agreement, dated February 11, 2008, by and among MEDRAD, Inc., Phoenix Acquisition Corp. and each of the following directors and executive officers of the Company: Robert G. Dutcher, Jules L. Fisher, Irving R. Colacci, James D. Gustafson, Robert J. Scott, Shawn F. McCarrey, Donald C. Wegmiller, Seymour J. Mansfield, William C. Mattison, Whitney A. McFarlin, Rodney A. Young and Mary K. Brainerd.

4.1	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of February 11, 2008, by and between the Company and Wells Fargo Bank, National Association.

10.1	Employment Agreement, made on February 10, 2008, between the Company and Robert G. Dutcher.

10.2	Possis Medical, Inc. Change in Control Termination Pay Plan, amended effective February 10, 2008

99.1	Press Release dated February 11, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSSIS MEDICAL, INC.
By:	/s/ Robert G. Dutcher
Robert G. Dutcher
Chief Executive Officer

Date: February 11, 2008

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 11, 2008, by and among MEDRAD, Inc., Phoenix Acquisition Corp. and Possis Medical, Inc.

2.2	Form of Tender and Support Agreement, dated February 11, 2008, by and among MEDRAD, Inc., Phoenix Acquisition Corp. and each of the following directors and executive officers of the Company: Robert G. Dutcher, Jules L. Fisher, Irving R. Colacci, James D. Gustafson, Robert J. Scott, Shawn F. McCarrey, Donald C. Wegmiller, Seymour J. Mansfield, William C. Mattison, Whitney A. McFarlin, Rodney A. Young and Mary K. Brainerd.

4.1	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of February 11, 2008, by and between the Company and Wells Fargo Bank, National Association.

10.1	Possis Medical, Inc. Change in Control Termination Pay Plan, amended effective February 10, 2008

10.2	Employment Agreement, made on February 10, 2008, to be effective on the Acceptance Date (as defined in the Merger Agreement), between the Company and Robert G. Dutcher.

99.1	Press Release dated February 11, 2008.